Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-234547 and Form S-8 (Nos. 333-150694, 333-166828, 333-188599 and 333-223167) of Albemarle Corporation of our report dated June 28, 2022 relating to the financial statements and supplemental schedule of Albemarle Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 28, 2022